UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 15, 2009
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

205 E. Chicago Boulevard, Tecumseh, MI 49286
(Address of principal executive offices)

(517) 423-8373
(Registrant's telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 16, 2009, United Bancorp, Inc. (the "Company") entered into a letter agreement (the "Purchase Agreement") with the United States Department of the Treasury ("Treasury"), pursuant to which the Company agreed to issue and sell (i) 20,600 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value (the "Preferred Stock") and (ii) a Warrant to purchase 311,492 shares of the Company's common stock, no par value (the "Common Stock"), for an aggregate purchase price of $20,600,000 in cash. The Purchase Agreement is filed with this report as Exhibit 10.1 and is here incorporated by reference.

The Preferred Stock will qualify as Tier 1 regulatory capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and thereafter at a rate of 9% per annum. The Preferred Stock carries a liquidation preference of $1,000 per share. The Preferred Stock may be redeemed by the Company after three years. The Preferred Stock may not be redeemed by the Company during the first three years except with proceeds from one or more "Qualified Equity Offerings" (as defined in the Certificate of Designations filed with this report as Exhibit 3.1). The restrictions on redemption are set forth in the Certificate of Designations described in Item 5.03 below. The form of certificate for the Preferred Stock is filed with this report as Exhibit 4.1 and is here incorporated by reference. The Preferred Stock was issued to Treasury on January 16, 2009.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to certain anti-dilution and other adjustments, equal to $9.92 per share of Common Stock. The Warrant, dated January 16, 2009, is filed with this report as Exhibit 4.2 and is here incorporated by reference. The Warrant was issued to Treasury on January 16, 2009.

If the Company receives aggregate gross cash proceeds of not less than $20,600,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury's exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. In the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. If it is requested to do so by Treasury, the Company has agreed to register for resale the Preferred Stock, the Warrant, and the shares of Common Stock underlying the Warrant (the "Warrant Shares"). Neither the Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer a portion of the Warrant representing, or exercise the Warrant for, an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the Preferred Stock and December 31, 2009.

Pursuant to the Purchase Agreement, the closing was subject to each of the Company's Senior Executive Officers, as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 ("EESA") and regulations issued thereunder, delivering to Treasury a written waiver voluntarily waiving any claim against Treasury or the Company for any changes to such Senior Executive Officer's compensation or benefits that are required to comply with the regulation issued by Treasury under the Troubled Assets Relief Program Capital Purchase Program ("CPP")

as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called "golden parachute" agreements) (collectively, "Benefit Plans") as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the CPP. The waiver was effective January 16, 2008. A form of the waiver is filed with this report as Exhibit 10.2 and is here incorporated by reference. It was executed by Robert K. Chapman, Randal J. Rabe, Todd C. Clark, Gary D. Haapala, and Joseph R. Williams.

The closing also was subject to the Company effecting changes to its Benefit Plans with respect to its Senior Executive Officers as may be necessary, during the period that Treasury owns any debt or equity securities of the Company acquired through the CPP, to comply with Section 111(b) of EESA as implemented by any guidance or regulation under EESA that has been issued and is in effect as of the closing date. The Purchase Agreement required the written consent of those Senior Executive Officers to the extent necessary for the changes to be legally enforceable. The amendments effecting such changes and related consent were effective January 16, 2008. A form of consent and amendments to Benefit Plans is filed with this report as Exhibit 10.3 and is here incorporated by reference. The consent was executed by Robert K. Chapman, Randal J. Rabe, Todd C. Clark, Gary D. Haapala, and Joseph R. Williams.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired through the CPP, the Company will take all necessary action to ensure that its Benefit Plans with respect to its Senior Executive Officers comply with Section 111(b) of EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the closing date, and has agreed to not adopt any Benefit Plans with respect to, or which cover, its Senior Executive Officers that do not comply with EESA.

Item 3.02	Unregistered Sales of Equity Securities

The information under "Item 1.01 Entry into a Material Definitive Agreement" is here incorporated by reference.

Item 3.03	Material Modification to Rights of Security Holders

Upon issuance of the Preferred Stock on January 16, 2009, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including the restriction against the Company from increasing Common Stock dividends above $0.10 per share (the amount of the last dividend declared prior to October 14, 2009) without the consent of Treasury. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Preferred Stock and (b) the date on which the Preferred Stock has been redeemed in whole or Treasury has transferred all of the Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Certificate of Designations, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions if the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment of dividends) on the Preferred Stock. These restrictions are set forth in the Certificate of Designations described in Item 5.03 and filed with this report as Exhibit 3.1.

"Junior Stock" means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. "Parity Stock" means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information concerning executive compensation, Benefit Plans and Senior Executive Officer consents and waivers under "Item 1.01 Entry into a Material Definitive Agreement" is here incorporated by reference. The information under the heading "Compensation of Directors and Executive Officers - Compensation Discussion and Analysis" in the Company's definitive Proxy Statement filed with the Commission on March 3, 2008 is here incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 15, 2009, the Company filed a Certificate of Designations with the Michigan Department of Energy, Labor and Economic Growth to fix the designations, preferences, limitations and relative rights of the Preferred Stock. The filing of the Certificate of Designations had the effect of amending the Company's Restated Articles of Incorporation. The Preferred Stock has a liquidation preference of $1,000 per share. The Certificate of Designations is filed with this report as Exhibit 3.1 and is here incorporated by reference.

Item 7.01	Regulation FD Disclosure

On January 16, 2009, United Bancorp, Inc. issued the press release furnished with this report as Exhibit 99.1, which is here incorporated by reference. Exhibit 99.1 is furnished to, and not filed with, the Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A
4.1	Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A
4.2	Warrant dated January 16, 2009
10.1	Letter Agreement dated January 16, 2009
10.2	Form of Waiver
10.3	Form of Consent and Amendments to Benefit Plans

99.1	Press Release dated January 16, 2008. This Exhibit is furnished to, and not filed with, the Commission.

Signatures

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Bancorp, Inc. (Registrant) By:

Date: January 16, 2009	/s/ Randal J. Rabe
Randal J. Rabe, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

3.1	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A
4.1	Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A
4.2	Warrant dated January 16, 2009
10.1	Letter Agreement dated January 16, 2009
10.2	Form of Waiver
10.3	Form of Consent and Amendments to Benefit Plans
99.1	Press Release dated January 16, 2008. This Exhibit is furnished to, and not filed with, the Commission.